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                                                                    EXHIBIT 25.2


                                    FORM T-2

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                       STATEMENT OF ELIGIBILITY UNDER THE
                       TRUST INDENTURE ACT OF 1939 OF AN
                    INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE


                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
        OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)_____ [Not applicable]


                              STEVEN R. PATTERSON
                               (Name of trustee)

        Omitted Pursuant to Special Instructions for Completing Form T-2
                            (Social Security Number)


                     712 Main Street, Houston, Texas 77002
             (Business address:  street, city, state and zip code)


                              HarCor Energy, Inc.
              (Exact name of obligor as specified in its charter)


          Delaware                                               33-0234380
 (State or other jurisdiction                                 (I.R.S. Employer
     of incorporation or                                     Identification No.)
        organization)


           Five Post Oak Park, 440 Post Oak
          Parkway, Suite 2220, Houston, Texas                   77027
       (Address of principal executive offices)              (Zip Code)



                 14 7/8% Series B Senior Secured Notes due 2002
                      (Title of the indenture securities)





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Item 1.    Affiliations with obligor.

           If the obligor is an affiliate of the trustee, describe such affiliation.

           The obligor is not an affiliate of the trustee.

Item 2.    Trusteeships under other indentures.

           If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

           (a)   Title of the securities outstanding under each other indenture.

           (b) A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

           The trustee is not a trustee under such other indenture.

Item 3. Certain relationships between the trustee and the obligor or an underwriter.

           If the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, state the nature of each such connection.

           Not applicable by virtue of Form T-2 General Instruction B and the response to Item 9.

Item 4.    Securities of the obligor owned or held by the trustee.

           Furnish the following information as to securities of the obligor owned beneficially by the trustee or held by the trustee as collateral security for obligations in default:

            As of August 14, 1995.

            Not applicable by virtue of Form T-2 General Instruction B and the response to Item 9.





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Item 5.    Securities of underwriters owned or held by the trustee.

           If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

           As of August 14, 1995.

           Not applicable by virtue of Form T-2 General Instruction B and the response to Item 9.

Item 6. Holdings by the trustee of voting securities of certain affiliates or principal holders of voting securities of the obligor.

           If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

           As of August 14, 1995.

           Not applicable by virtue of Form T-2 General Instruction B and the response to Item 9.

Item 7. Holdings by the trustee of any securities of a person owning 50 percent or more of the voting securities of the obligor.

           If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

           As of August 14, 1995.

           Not applicable by virtue of Form T-2 General Instruction B and the response to Item 9.

Item 8.    Indebtedness of the Obligor to the Trustee.

           Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

           As of August 14, 1995.





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           Not applicable by virtue of Form T-2 General Instruction B and the response to Item 9.

Item 9.    Defaults by the obligor.

           (a) State whether there is or has been any default with respect to the securities under this indenture. Explain the nature of any such default.

                 There is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 5)

           (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                 There has not been a default under any such indenture or series. (See note on Page 5)

Item 10.   Affiliations with the underwriters.

           If any underwriter is an affiliate of the trustee, describe each such affiliation.

           Not applicable by virtue of Form T-2 General Instruction B and the response to Item 9.

Item 11.   List of exhibits.

           List below all exhibits filed as a part of this statement of eligibility.

           Not applicable by virtue of Form T-2 General Instruction B and the response to Item 9.





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                                      NOTE

           Inasmuch as this Form T-2 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 9, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-2. In completing this Form T-2, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.



                                   SIGNATURE


           Pursuant to the requirements of the Trust Indenture Act of 1939, I, Steven R. Patterson, have signed this statement of eligibility in the City of New York and State of New York, on the 15th day of August, 1995.


                                /s/ STEVEN R. PATTERSON
                                -----------------------------------------------
                                STEVEN R. PATTERSON





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